UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑A
_____________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Entergy Texas, Inc.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation or organization)	1-34360 (Commission File Number)	61-1435798 (I.R.S. Employer Identification No.)
10055 Grogans Mill Road The Woodlands, Texas 77380 (409) 981-2000 (Address of principal executive offices, including zip code)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-233403-02 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None
The Commission is respectfully requested to send copies of all notices, orders and communications to:

Mark Otts, Esq.	Kimberly M. Reisler, Esq.
Entergy Services, LLC	Morgan, Lewis & Bockius LLP
639 Loyola Avenue	101 Park Avenue
New Orleans, Louisiana 70113	New York, New York 10178-0060
(504) 576‑5228	(212) 309‑6289

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.    Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Series A Preferred Stock”) of Entergy Texas, Inc. (the “Company”), a Texas corporation.
A description of the Company’s authorized preferred stock is contained in the Prospectus included in the Company’s Registration Statement on Form S-3, Registration Statement File No. 333-233403-02, filed as an automatic shelf registration statement (the “Registration Statement”). The Registration Statement was effective upon its filing with the Securities and Exchange Commission (the “SEC”) on August 22, 2019. The Registration Statement was supplemented by a Preliminary Prospectus Supplement dated September 3, 2019 and a Prospectus Supplement dated September 3, 2019, each relating to and describing the Series A Preferred Stock and filed pursuant to Rule 424(b) under the Securities Act of 1933. Such description, as so supplemented, is incorporated herein by reference. Copies of such description have been filed with the New York Stock Exchange.
Item 2.    Exhibits.

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Formation of Entergy Texas, Inc., effective August 21, 2019 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed August 21, 2019 in 1-34360).
3.2*	Amended and Restated Bylaws of Entergy Texas, Inc., effective August 19, 2019 (incorporated by reference to Exhibit 3.2 to the Form 8-K filed August 21, 2019 in 1-34360).
3.3	Statement of Resolution establishing the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) of Entergy Texas, Inc.
4.1	Form of certificate representing the Series A Preferred Stock (included as Exhibit A to Exhibit 3.3 hereto).
* Previously filed as indicated and incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 4, 2019	ENTERGY TEXAS, INC. By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer